EXHIBIT 10.16

PIPELINE PROJECTS

1.

TWO TO FOUR YEAR HORIZON

1.1

Alabama: From Mobile-Birmingham to Huntsville: Toll road/freight and high speed rail/airport

This project provides a multimodal corridor linking the most important urban areas of Alabama, and linking with both CSX and NS international freight corridors.

Cost $15.0 Billion

1.2       Birmingham to Atlanta: freight and high speed rail

This project links the Alabama project with the Southeast Hub, Atlanta giving freight and passenger connections with SEHSR corridors.

Cost $4.0 Billion

1.3       Memphis – FedEx Express Parcel and Passenger Rail Hub

In partnership with FedEx, develop a Memphis Rail Hub for express parcel traffic and High Speed rail. The Hub can be linked with St. Louis, New Orleans, Kansas City, Nashville, Chicago, Birmingham, Atlanta and Dallas.

Cost $12.0 Billion

1.4

 Georgia, North Carolina: Atlanta-Charlotte – High Speed Rail Corridor PPP

Atlanta-Charlotte is a key segment of the SEHSR that has not yet been developed. Recent study proposed 220 mph high speed rail link.

Cost $8.0 Billion

1.5       Virginia: Washington-Richmond-Hampton Roads – Hampton Roads High-Speed Rail PPP

Recent studies show potential for a 220mph HSR option. Linking one of the densest and busiest corridors in US outside the Northeast corridor. It connects the Northeast corridor and extends it 200 miles south.

Cost $7.0 Billion

1.6

Ontario-Quebec: Toronto-Ottawa-Montreal PPP High Speed Rail

The Toronto-Ottawa Montreal corridor is one of the densest corridors in North America after the NEC. It is being studied as a PPP opportunity.

Cost $9.0 Billion

TEMS, Inc.                                                             February 10, 2014                                                                    1

2.

FOUR TO TEN YEAR HORIZON

2.1

Los Angeles, Palm Dale-Phoenix: High Speed Rail

This corridor links the large urban populations of Phoenix and Tucson (6 million) with Palm Dale and Los Angeles (25 million). It links popular resorts with California and California High Speed Rail.

Cost $8.0 Billion

2.2       Texas: Dallas-Houston: Passenger and Express Parcel

Dallas to Houston for Passenger and Freight connecting to the port of Galveston. Previous PPP project but suffered from inadequate funding.

Cost $8.0 Billion

2.3

 Alberta: Edmonton-Calgary – High Speed Rail PPP

The Edmonton-Calgary HSR corridor is being considered for PPP by the Alberta Government as part of a Utility corridor for passenger and freight traffic.

Cost $5.0 Billion

2.4

Detroit-Windsor Tunnel – PPP for trains or trucks

This is being studied by Borealis/CP as a PPP to connect US and Canada. The existing tunnel can be used for trucks and trains.

Cost $2.0 Billion

2.5

Colorado, Denver: I-25/I-70 corridors

PPP to develop 220 mph High Speed train.

Cost $20.0 Billion

2.6

Mexico-US Trade Corridor Phase 1

Development of Trade Corridor from Puerto Magdalena Baja (Port Jewel) to Yuma to Phoenix and Tucson

Cost $20.0 Billion – Phase 1 (2-6 years)

Cost $200 Billion – Phase 2 (6-12 years

TEMS, Inc.                                                             February 10, 2014                                                                    2